                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY
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                  euro250,000,000 9 1/4% SENIOR NOTES DUE 2006

                    euro350,000,000 9 7/8% SENIOR NOTES DUE 2009

          euro210,000,000 11 1/2% SENIOR DEFERRED COUPON NOTES DUE 2009
                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 24, 1999


                                  by and among

                            NTL COMMUNICATIONS CORP.

                                       and


                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                           GOLDMAN SACHS INTERNATIONAL
                              CHASE SECURITIES INC.
                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
                     SALOMON BROTHERS INTERNATIONAL LIMITED








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



     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of November 24, 1999 by and among NTL Communications Corp., a Delaware corporation (the "COMPANY"), and Morgan Stanley & Co. International Limited, Goldman Sachs International, Chase Securities Inc., Donaldson, Lufkin & Jenrette International and Salomon Brothers International Limited (each an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS"). The Company proposes to issue and sell to the Initial Purchasers (the "INITIAL PLACEMENT") euro250,000,000 9 1/4% Senior Notes Due 2006 (the "2006 NOTES"), euro350,000,000
90% Senior Notes Due 2009 (the "2009 NOTES") and euro210,000,000 11 1/2% Senior Deferred Coupon Notes Due 2009 (THE "DISCOUNT NOTES" and together with the 2006 Notes and the 2009 Notes, the "NOTES"). As an inducement to the Initial Purchasers to enter into the purchase agreement, dated as of November 19, 1999 (the "PURCHASE AGREEMENT"), and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes whose names appear in the register maintained by the Registrar in accordance with the provisions of the Indentures (as defined in Section 1 hereof) (including the Initial Purchasers), as follows:

1.       DEFINITIONS


         Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "2006 NOTES" has the meaning set forth in the preamble hereto.

         "2006 NOTES INDENTURE" means the Indenture, dated as of November 24, 1999, between the Company and the 2006 Notes Trustee, relating to the 2006 Notes, as the same may be amended from time to time in accordance with the terms thereof.

         "2006 NOTES TRUSTEE" means the trustee with respect to the 2006 Notes under the 2006 Notes Indenture.

         "2009 NOTES" has the meaning set forth in the preamble hereto.

         "2009 NOTES INDENTURE" means the Indenture, dated as of November 24, 1999, between the Company and the 2009 Notes Trustee, relating to the 2009 Notes, as the same may be amended from time to time in accordance with the terms thereof.

         "2009 NOTES TRUSTEE" means the trustee with respect to the 2009 Notes under the 2009 Notes Indenture.

         "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "ACCRETED VALUE" means, as of any date of determination prior to November 15, 2004 with respect to any Discount Note or Exchange Discount Note, the sum of (a) the initial offering


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price (which shall be calculated by discounting the aggregate principal amount at maturity of such Discount Note, at a rate of 11 1/2% per annum, compounded semiannually on each May 15 and November 15 from November 15, 2004 to the date of issuance) of such Discount Note, and (b) the portion of the excess of the principal amount of such Discount Note or Exchange Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 11 1/2% per annum of the initial offering price of a Discount Note compounded semiannually on each May 15 and November 5 from the date of issuance of the Discount Note or, with respect to the Exchange Discount Notes, from the last day on which the increase in the Accreted Value of the Discount Notes was compounded prior to the date of original issuance of such Exchange Discount Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

         "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "CONSUMMATE" means the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Registered Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(c)(ii) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture or the Exchange Notes Indenture, as the case may be, of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders thereof and accepted for exchange pursuant to the Registered Exchange Offer.

         "DISCOUNT NOTES" has the meaning set forth in the preamble hereto.

         "DISCOUNT NOTES INDENTURE" means the Indenture, dated as of November 24, 1999, between the Company and the Discount Notes Trustee, relating to the Discount Notes, as the same may be amended from time to time in accordance with the terms thereof.

         "DISCOUNT NOTES TRUSTEE" means the trustee with respect to the Discount Notes under the Discount Notes Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "EXCHANGE 2006 NOTES" means debt securities of the Company identical in all material respects to the 2006 Notes (except that paragraph 2 of, and the transfer restrictions on, the Notes will be eliminated) to be issued under the 2006 Notes Indenture or the Exchange 2006 Notes Indenture.

         "EXCHANGE 2009 NOTES" means debt securities of the Company identical in all material respects to the 2009 Notes (except that paragraph 2 of, and the transfer restrictions on, the Notes will be eliminated) to be issued under the 2009 Notes Indenture or the Exchange 2009 Notes Indenture.

         "EXCHANGE 2006 NOTES INDENTURE" means an indenture between the Company and the Exchange 2006 Notes Trustee, identical in all material respects to the 2006 Notes Indenture (except that paragraph 2 of, and the transfer restrictions on, the Notes will be eliminated).

         "EXCHANGE 2009 NOTES INDENTURE" means an indenture between the Company and the Exchange 2009 Notes Trustee, identical in all material respects to the 2009 Notes Indenture (except that paragraph 2 of, and the transfer restrictions on, the Notes will be eliminated).

         "EXCHANGE 2006 NOTES TRUSTEE" means a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the Exchange 2006 Notes under the Exchange 2006 Notes Indenture.

         "EXCHANGE 2009 NOTES TRUSTEE" means a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the Exchange 2009 Notes under the Exchange 2009 Notes Indenture.

         "EXCHANGE DISCOUNT NOTES" means debt securities of the Company identical in all material respects to the Discount Notes (except that the Accreted Value of the Exchange Discount Notes will increase from the last day on which the increase in the Accreted Value of the Discount Notes was compounded prior to the date of original issuance of the Exchange Discount Notes, and paragraph 2 of, and the transfer restrictions on, the Discount Notes will be eliminated), to be issued under the Discount Notes Indenture or the Exchange Notes Indenture.

         "EXCHANGE DISCOUNT NOTES INDENTURE" means an indenture between the Company and the Exchange Discount Notes Trustee, identical in all material respects to the Discount Notes Indenture (except that the Accreted Value of the Exchange Notes will increase from the last day on which the increase in the Accreted Value of the Notes was compounded prior to the date of original issuance of the Exchange Notes, and paragraph 2 of, and the transfer restrictions on, the Notes will be eliminated).

         "EXCHANGE DISCOUNT NOTES TRUSTEE" means a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the Exchange Discount Notes under the Exchange Discount Notes Indenture.

         "EXCHANGE NOTES" means the Exchange 2006 Notes, the Exchange 2009 Notes and the Exchange Discount Notes.


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



         "EXCHANGE NOTES INDENTURES" means the Exchange 2006 Notes Indenture, Exchange 2009 Notes Indenture and Exchange Discount Notes Indenture.

         "EXCHANGE NOTES TRUSTEES" means the Exchange 2006 Notes Trustee, the Exchange 2009 Notes Trustee and the Exchange Discount Notes Trustee.

         "EXCHANGE OFFER REGISTRATION PERIOD" means a period expiring upon the earliest to occur of (i) the one year period following the Consummation of the Registered Exchange Offer, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by such Holders in the public United States securities markets in the absence of a registration statement covering such sales and (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, and in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "EXCHANGING DEALER" means any Holder (which may include the Initial Purchasers) that is a broker-dealer, electing to exchange Transfer Restricted Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes.

         "HOLDER" has the meaning set forth in Section 2 hereof.

         "INDENTURES" means the 2006 Notes Indenture, 2009 Notes Indenture and the Discount Notes Indenture.

         "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

         "LOSSES" has the meaning set forth in Section 8(d) hereof.

         "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount at maturity of securities registered under a Registration Statement.

         "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

         "NOTES" has the meaning set forth in the preamble hereto.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities or the Exchange Notes, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

         "REGISTERED EXCHANGE OFFER" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for Notes, a like principal amount at maturity of the Exchange Notes.

         "REGISTRATION STATEMENT" means any Exchange Offer Registration Statement or any Shelf Registration Statement, which is filed pursuant to the provisions hereof, and in each case, including the Prospectus contained therein, all amendments and supplements thereto, including post-effective amendments, and all exhibits and material incorporated by reference therein.

         "SHELF REGISTRATION" means a registration effected pursuant to Section 4 hereof.

         "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 4(b) hereof.

         "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 4 hereof that covers some or all of the Transfer Restricted Securities as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, and in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SUPPLEMENT DELAY PERIOD" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities or Exchange Notes of any notice from the Company of the existence of any fact or event of the kind described in Section 5(b)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Registration Statement or Prospectus, as contemplated by Section 5(j) hereof, or the receipt by such Holder of written notice from the Company (the "ADVICE") that the use of the Prospectus may be resumed, and the receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         "TRANSFER RESTRICTED SECURITIES" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Registered Exchange Offer, (ii) following the exchange by an Exchanging Dealer in the Registered Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act or (v) the date upon which such Note ceases to be outstanding.

         "TRUSTEES" means the 2006 Notes Trustee, the 2009 Notes Trustee and the Discount Notes Trustee.

         "UNDERWRITER" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

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


2.       HOLDERS

         A person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such person becomes the registered holder of such Notes under the Indentures and includes broker-dealers that hold Transfer Restricted Securities (i) as a result of market making activities and other trading activities and (ii) which were acquired directly from the Company or an Affiliate.

3.       REGISTERED EXCHANGE OFFER

                  (a) The Company shall prepare and, on or prior to 180 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act on or prior to 270 days after the Closing Date. The Company shall use its best efforts to Consummate the Registered Exchange Offer on or prior to 310 days after the Closing Date.

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Transfer Restricted Securities for Exchange Notes (assuming that such Holder is not an Affiliate of the Company within the meaning of the Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Company shall:

                                    (i) mail to each Holder a copy of the
                                    Prospectus forming part of the Exchange
                                    Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                                    (ii) keep the Registered Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                                    (iii) utilize the services of one or more depositaries or exchange agents (which, in either case, may be any Trustee) for the Registered Exchange Offer with an address
                                    (A) in the Borough of Manhattan, The City of
                                    New York and (B) if the Notes are then
                                    listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, Luxembourg; and

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


                                    (iv) comply in all material respects with all applicable laws.

                  (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                                    (i) accept for exchange all Transfer
                                    Restricted Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                                    (ii) deliver to the appropriate Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

                                    (iii) cause the appropriate Trustee or the appropriate Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Transfer Restricted Securities, Exchange Notes of a like principal amount at maturity to the Transfer Restricted Securities of such Holder so accepted for exchange.

                  (e) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of
                  Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall, subject to comment by the Commission staff:

                                    (i) include the information set forth in (A)
                                    Annex A hereto on the cover of the Exchange
                                    Offer Registration Statement, (B) Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, (C) Annex C hereto in the "Plan of Distribution" section of the Prospectus contained in the Exchange Offer Registration Statement and (D) Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer and

                                    (ii) use its best efforts to keep the
                                    Exchange Offer Registration Statement
                                    continuously effective (subject to the
                                    existence of a Supplement Delay Period)
                                    under the Act during the Exchange Offer
                                    Registration Period for delivery by
                                    Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 5(g) below.

                  (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of

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                  Transfer Restricted Securities constituting any portion of an unsold allotment of Notes, at the written request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the party purchasing Transfer Restricted Securities registered under a Shelf Registration Statement as contemplated by Section 4 hereof from such Initial Purchaser, in exchange for such Transfer Restricted Securities, a like principal amount at maturity of Exchange Notes. Exchange Notes issued in exchange for Transfer Restricted Securities constituting any portion of an unsold allotment of Notes that are not registered under a Shelf Registration Statement as contemplated by Section 4 hereof shall bear a legend as to restrictions on transfer. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP/ISIN/Common Code number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

4.       SHELF REGISTRATION


         If, (i) the Company is not required to file the Exchange Offer Registration Statement nor permitted to Consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company in writing within 10 business days of the filing and effectiveness under the Act of the Exchange Offer Registration Statement that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Notes acquired directly from the Company or an Affiliate (it being understood that, for purposes of this Section 4, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the following provisions shall apply:

                  (a) The Company shall as promptly as practicable, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act on or prior to 310 days after the date of original issuance of the Notes, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Transfer Restricted Securities constituting any portion of an unsold allotment of Notes, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its

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


                  obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration statement is declared effective by the Commission (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser) or such shorter period that will terminate when (i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by such Holders in the public United States securities markets in the absence of a registration statement covering such sales or
                  (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law,
                  (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(j) hereof, if applicable or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.

5.       REGISTRATION PROCEDURES


         In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
                  (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (b) (1) The Company shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective.


                           (2) The Company shall advise the Initial Purchasers
                  and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing:

                                    (i) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

                                    (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Registration Statement;

                                    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement;

                                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                                    (v) of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         Such advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

                  (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (d) The Company shall use its best efforts to furnish to each selling Holder included within the coverage of any Shelf Registration Statement who so requests in writing and who has provided to the Company an address for notices, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and, if the Holder so requests in writing, all exhibits and schedules (including those incorporated by reference).

                  (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities covered by any Shelf Registration Statement and who has provided to the Company an address for notices, without charge, as many copies of the Prospectus (including each preliminary Prospectus) contained in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; subject to any notice by the Company in accordance with Section 6(b) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus in accordance with the applicable regulations promulgated under the Act.

                  (f) The Company shall furnish to each Exchanging Dealer, which so requests in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements, and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits and schedules (including those incorporated by reference).

                  (g) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer for the purposes contemplated by the Act or the applicable regulations promulgated under the Act.

                  (h) Prior to the Registered Exchange Offer or any offering of Transfer Restricted Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing not later than the date that is five business days prior to the date upon which this Agreement specifies that the Registration Statement shall become effective; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (i) The Company shall endeavor to cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least two business days prior to sales of securities pursuant to such Registration Statement.

                  (j) Upon the occurrence of any event contemplated by paragraph
                  (b)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the event of a material business transaction (including, without limitation, pending negotiations relating to such a transaction) which would, in the opinion of counsel to the Company, require disclosure by the Company in the Shelf Registration Statement of material non-public information for which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder.

                  (k) Not later than the effective date of any such Registration Statement hereunder, the Company shall cause to be provided a CUSIP/ISIN number for the Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with Euroclear.

                  (l) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

                  (m) The Company shall cause the Indentures or the Exchange Notes Indentures, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

                  (n) The Company may require each Holder of Transfer Restricted Securities, which are to be sold pursuant to any Shelf Registration Statement, to furnish to the Company within 20 business days after written request for such information has been made by the Company, such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 5(n) and all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  (o) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5(o) that would, in the opinion of counsel for the Company, violate applicable law or to include information the disclosure of which at the time would have an adverse effect on the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Company.

                  (p) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 8 from Holders of Notes to the Company.

                  (q) In the case of any Shelf Registration Statement, the Company shall:

                                    (i) make reasonably available for inspection by representatives of the Holders of Transfer Restricted Securities to be registered thereunder, the Managing Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Managing Underwriter, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any Managing Underwriter, attorney, accountant or other agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Managing Underwriters, if any, or by one counsel designated by the Holders and that such persons shall first agree in writing with the Company that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such person, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                                    (ii) make such representations and
                                    warranties to the Holders of Transfer
                                    Restricted Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                                    (iii) obtain opinions of counsel to the
                                    Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any), addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                                    (iv) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed where reasonably practicable to each selling Holder of Transfer Restricted Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                                    (v) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.


                                    The foregoing  actions set forth in clauses
         (ii), (iii), (iv) and (v) of this Section 5(q) shall, if reasonably requested by the Majority Holder or the Majority Underwriters, be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement, as to the extent required thereunder.

                                    (vi) The Company may offer securities of the Company other than the Notes or the Exchange Notes under the Shelf Registration Statement, except where such offer would conflict with the terms of the Purchase Agreement.

6.       HOLDERS' AGREEMENTS


         Each Holder of Transfer Restricted Securities and Exchange Notes, by the acquisition of such Transfer Restricted Securities or Exchange Notes, as the case may be, agrees:

                  (a) To furnish the information required to be furnished pursuant to Section 5(n) hereof within the time period set forth therein.

                  (b) That upon receipt of a notice of the commencement of a Supplement Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities or Exchange Notes, as the case may be, pursuant to the Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Registration Statement or Prospectus, as applicable, as contemplated by Section 5(j) hereof, or until receipt of the Advice. If a Supplement Delay Period should occur, the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, shall be extended by the number of days of which the Supplement Delay Period is comprised; provided that the Shelf Registration Period shall not be extended if the Company has received an opinion of counsel (which counsel, if different from counsel to the Company referred to in Section 6(a) and (b) of the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of the Transfer Restricted Securities named in the Shelf Registration Period) to the effect that the Transfer Restricted Securities can be freely tradeable without the continued effectiveness of the Shelf Registration Statement.

                  (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities or Exchange Notes, as the case may be, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities or Exchange Notes, as the case may be.

                  (d) Sales of such Transfer Restricted Securities pursuant to a Registration Statement shall only be made in the manner set forth in such currently effective Registration Statement.

7.       REGISTRATION EXPENSES


          The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 3, 4 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commission of any underwriters with respect to any Transfer Restricted Securities sold by it.

8.       INDEMNIFICATION AND CONTRIBUTION


                  (a) In connection with Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(g) hereof, each Exchanging Dealer), the directors, officers, employees, partners, representatives and agents of each such Holder and each person who controls any such Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or by the Managing Underwriters specifically for inclusion therein and (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to the Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Registration Statement or Prospectus, which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus is required by the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.


                  The Company also agrees to indemnify or contribute to Losses of, as provided in Section 8(d), any underwriters of Notes registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 8(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

                  (b) Each Holder of Transfer Restricted Securities or Exchange Notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(g) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this
                  Section 8 or notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party
                  (i) will not relieve it from liability under paragraph (a) or
                  (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
                  (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party did not employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding for which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount on the initial offering price of such Notes or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Note which was exchangeable into such Exchange Note (which shall be 2N% per 2006 Note, 2N% per 2009 Note and 2O% per Discount Note), nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) (which shall be euro701,187,820.13 and (y) the total amount of additional interest that the Company was not required to pay as a result of registering the securities covered by the Registration Statement that resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in connection with the Initial Placement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the

                  Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the sale by a Holder of Transfer Restricted Securities or Exchange Notes.

9.       RULE 144A AND RULE 144


         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

10.      MISCELLANEOUS


                  (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Registered Exchange Offer in accordance with Section 3 hereof, of Exchange Notes); provided, however, that with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                                    (i) if to a Holder, at the most current
                                    address given by such holder to the Company in accordance with the provisions of this
                                    Section 10(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indentures or the Exchange Note Indentures, as the case may be, with a copy in like manner to Morgan Stanley & Co. International Limited;

                                    (ii) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

                                    (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

                                    All such notices and communications shall be
deemed to have been duly given when received.

                                    The Initial Purchasers or the Company by
notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes and/or Exchange Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State (without reference to the conflict of law rules thereof).

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount at maturity of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        NTL COMMUNICATIONS CORP.



                                        By: /s/ Richard J. Lubasch
                                            ------------------------------------
                                            Name:  Richard J. Lubasch
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary



MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED

By:    MORGAN STANLEY & CO. INTERNATIONAL LIMITED



By: /s/ Donal Quigley
    ----------------------------------
    Name:  Donal Quigley
    Title: Executive Director

ANNEX A


Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B


Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ANNEX C


PLAN OF DISTRIBUTION




         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or by a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

         For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Act.

         [Add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

                                     Rider A
                                     -------


CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:_______________________________

Address:______________________________________________________________

        ______________________________________________________________



                                     Rider B
                                     -------


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.



                                      D-1